Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 T 919.329.3800 F 919.329.3799 nelsonmullins.com

November 26, 2025

Synergy CHC Corp.

865 Spring Street

Westbrook, Maine 04092

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”) and the sales agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”), filed by Synergy CHC Corp., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 26, 2025, 2025 under the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $100,000,000 aggregate offering price of (i) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”), in one or more series or classes, (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (iv) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”), (v) subscription rights to purchase Common Stock or Debt Securities (the “Subscription Rights”) or (vi) units composed of any of the foregoing (the “Units”). The Common Stock, Preferred Stock, Warrants, Debt Securities, Subscription Rights and Units are collectively referred to herein as the “Securities.” The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. Any Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The ATM Prospectus relates to the sale by the Company of shares of common stock having an aggregate offering prices of up to $5,690,000 (the “ATM Shares”) under a sales agreement dated as of November 26, 2025, 2025 by and between the Company and Roth Capital Partners, LLC and Bancroft Capital LLC (the “Sales Agreement”).

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota

New York | North Carolina | Ohio | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | West Virginia

Synergy CHC Corp.

November 26, 2025

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock (other than the ATM Shares), when: (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the Board of Directors of the Company (the “Board”) in conformity with the Company’s certificate of incorporation and bylaws; (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Warrants or Debt Securities, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, the Warrant Agreement relating to such Warrants or the Indenture relating to such Debt Securities, respectively, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the ATM Shares, (a) when the Registration Statement has become effective under the Securities Act, and (b) when the ATM Shares have been issued and sold in accordance with the Sales Agreement, and as described in the Registration Statement and ATM Prospectus, the ATM Shares will be validly issued, fully paid and nonassessable.

3.	With respect to any particular series of shares of Preferred Stock, when: (a) the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the Board in conformity with the Company’s certificate of incorporation and bylaws; (b) an appropriate certificate of designation relating to a series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of Nevada; (c) the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (e) to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Warrants or Debt Securities, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, the Warrant Agreement relating to such Warrants or the Indenture relating to such Debt Securities, respectively, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Synergy CHC Corp.

November 26, 2025

4.	With respect to Warrants, when: (a) the issuance and the terms of the sale of the Warrants have been duly authorized by the Board; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company.

5.	With respect to Debt Securities, when: (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company.

6.	With respect to the Subscription Rights, when: (a) the issuance and the terms of the sale of the Subscription Rights have been duly authorized by the Board; (b) the terms of the Subscription Rights and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and (c) the agreement(s) relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to Units, when: (a) the issuance and the terms of the sale of the Units have been duly authorized by the Board; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units have been duly executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company.

In rendering the opinions set forth above, we have assumed that: (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; and (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

Synergy CHC Corp.

November 26, 2025

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation relating to any series of the Preferred Stock, Warrant Agreement, Indenture, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion expressed herein is limited to the federal laws of the United States, the laws of the State of New York and Chapter 78 of the Nevada Revised Statutes. The opinions expressed herein are based upon such laws as in effect on the date hereof and as of the effective date of the Registration Statement. We do not express any opinion as to the laws of any other jurisdiction. We assume no obligation update, revise or supplement this opinion in the event of future changes in such laws, the interpretations thereof or in the facts or circumstances on which this opinion is based.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus, ATM Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP